UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

Bullpen Parlay Acquisition Company

(Exact name of registrant as specified in its Charter)

Cayman Islands	001-41111	98-1594916
(State or other jurisdictionof incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 2nd St, Floor 3 San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 649-6923

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	BPACU	The Nasdaq Stock Market
Class A ordinary shares, par value $0.0001 per share	BPAC	The Nasdaq Stock Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BPACW	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01	Other Events

On June 1, 2023, — Bullpen Parlay Acquisition Company. (the “Company”) issued a press release announcing that the Company intends to dissolve and liquidate in accordance with the provisions of the Company’s Amended and Restated Memorandum of Association (the “Charter”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company, as promptly as possible, but no later than June 7, 2023, will redeem (the “Redemption”) all of the Company’s issued and outstanding Class A ordinary shares, par value $0.0001 per share, included as part of the units sold in the Company’s initial public offering (the “Public Shares”) in accordance with the Charter. In the Redemption, funds held in the Company’s trust account, after deducting anticipated liquidation expenses and tax obligations of the Company, will be distributed to each holder of Public Shares on a pro rata basis (such amount, the “Redemption Amount”). The estimated per-share Redemption Amount is approximately $10.50. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless upon the liquidation of the Company. On the Redemption date, the Public Shares will be deemed cancelled and will represent only the right to receive the Redemption Amount.

The Company expects that The Nasdaq Stock Market LLC will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended. The Company anticipates that its securities, including the Public Shares, will cease trading at or around the close of business on June 5, 2023.

Beneficial owners of the Public Shares held in “street name” will not need to take any action in order to receive their pro rata portion of the Redemption Amount. Holders of registered Public Shares will need to present their respective shares to the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, to receive their pro rata portion of the Redemption Amount.

Forward Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this report are forward-looking statements. When used in this report, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements, which include, but are not limited to, statements regarding the per-share redemption price and the expecting timing of the Company’s redemption of its Public Shares, delisting of the Company’s securities and the Company’s liquidation and dissolution, are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Commission. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the Commission on March 30, 2023, and as may be further amended and/or supplemented in subsequent filings with the Commission. Copies of such filings are available on the Commission’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this report, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press Release, dated June 1, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2023		BULLPEN PARLAY ACQUISITION COMPANY

	By:	/s/ David VanEgmond
David VanEgmond
Chief Executive Officer